UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 14, 2007

ARKADOS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Old New Brunswick Road, Suite 202
Piscataway, NJ  08854
(Address of Principal Executive Offices)

(732) 465-9300
(Registrant's telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

❒      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 1.01	Entry into a Material Definitive Agreement.

Effective with the release of signature pages of the parties on February 14, 2007, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Arkados Wireless Technologies, Inc., a newly formed wholly owned Delaware subsidiary (“Arkados Wireless”) and Aster Wireless Inc., a Delaware corporation (“Aster”). When all of the conditions of the Merger Agreement are fulfilled and the transactions contemplated by the Merger Agreement completed, Arkados Wireless will have acquired all of the assets of Aster (the “Merger”).  Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, we will issue an aggregate of 1,000,000 shares of our common stock for all of the outstanding shares of capital stock of Aster and Aster will cease its corporate existence. There was no material relationship between our company and Aster prior to the Merger Agreement. Our Arkados, Inc. subsidiary has offered employment to each of the employees of Aster and will hire James Stoffel as a consultant. We also agreed to issue an aggregate of 559,000 options to former Aster employees and Mr. Stoffel on the effective date of the Merger.

The Merger Agreement has been approved unanimously by our board of directors and by both the board of directors and stockholders of Aster. Aster has made certain representations and warranties in the Merger Agreement to us and Arkados Wireless and has agreed to certain covenants customary in transactions of this type. Until the Merger is completed, Aster has agreed to operate its business in the ordinary course consistent with past practice and not to take certain actions specified in the Merger Agreement. The representations and warranties contained in the Merger Agreement do not survive the completion of the Merger.

The consummation of the Merger is subject to certain specified closing conditions, including the approval of the Merger by the unanimous consent of the holders of all classes of Aster’s capital stock, our completion of certain financing and the absence of a material adverse change in our business and financial condition, as well as those of Aster. There can be no assurances that the Merger will be consummated.

The Merger Agreement contains certain termination rights.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement dated February 13, 2007, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Cautionary Statements

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates and do not purport to be accurate as of the date of this filing. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk between the parties where the parties did not have complete knowledge of all facts, instead of establishing such matters as facts. Accordingly, they should not be relied on as statements of factual information. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. This report includes "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this report, including statements regarding the consummation of the Merger, are forward-looking statements. These forward-looking statements are necessarily subject to risks and uncertainties including, but not limited to, the approval of the Merger by the stockholders of Nimble, the satisfaction of the conditions to closing contained in the Merger Agreement and the effect of economic and business conditions. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Stockholders and potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. The forward-looking statements are only made as of the date of this report and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(c)       Exhibits

2.1.
AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 13, 2007, among Arkados Group, Inc., a Delaware corporation, Arkados Wireless Technologies, Inc., a Delaware corporation and a newly formed wholly owned subsidiary Arkados Group, Inc. and Aster Wireless Inc., a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

ARKADOS GROUP, INC.

Dated: February 21, 2007	By:	/s/ Kirk Warshaw
Kirk Warshaw, CFO